Exhibit 10.5

FIRST AMENDMENT
TO
LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT, dated as of December 23, 2015 (this “Amendment”), is made by and between UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”) and VOYAGER THERAPEUTICS, INC., a Delaware corporation (the “Tenant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease (as hereinafter defined).

WITNESSETH THAT:

WHEREAS, Landlord and Tenant entered into a certain Lease dated as of April 1, 2014 (the “Lease”), for certain premises containing approximately  18,852 rentable square feet located on the fourth floor of the building (the “Premises”) at 75, Sidney Street, Cambridge, Massachusetts  (the “Building”);

WHEREAS, concurrently with the execution of this Amendment, Landlord’s affiliate and Tenant are entering into a new lease (the “64 Sidney Lease”) for space in the building located at 64 Sidney Street in Cambridge, Massachusetts (the “64 Sidney Building”);

WHEREAS, the Initial Term of the Lease expires on December 13, 2019 (the “Lease Expiration Date”);

WHEREAS, Tenant desires to extend the Initial Term of this Lease to expire on the same date as the termination or earlier expiration of the 64 Sidney Lease (the “64 Sidney Lease Expiration Date”), which date Landlord’s affiliate and Tenant are scheduling to be on or about December 31, 2024, and Landlord and Tenant have agreed to enter into this Amendment to memorialize such extension.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Lease, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that effective as of the date hereof, the Lease shall be amended as follows:

1.	The Initial Term of the Lease shall be extended to the date that is the 64 Sidney Lease Expiration Date.

2.	Section 2.6(a) of the Lease shall be amended by deleting the words and numbers “nine (9)” in the second line thereof and replacing it with the words and number “twelve (12)”.

3.	Section 6.5 of the Lease shall be amended by deleting the words and numbers “nine (9)” in the seventh line thereof and replacing it with the words and number “twelve (12)”.

4.

From and after the Lease Expiration Date, Annual Fixed Rent per rentable square foot due under the Lease shall be equal to the amount of Annual Fixed Rent per rentable square foot then due under the 64 Sidney Lease.

5.	Effective as of the date hereof, the following shall be added to the end of Section F in Exhibit C: “, excluding any hazardous materials.”

6.

Landlord and Tenant each represent to the other than neither has dealt with any broker in connection with this Amendment with the exception of Colliers International New England, LLC and Transwestern RBJ.  If any commission is due to said brokers, it shall be paid by the Landlord under the terms of a separate agreement.

7.	This Amendment may be executed in counterpart originals, each of which shall be deemed an original and all of which together shall constitute one and the same document.

8.

The Lease is herein incorporated by reference and shall remain in full force and effect, except as expressly modified herein.  This Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument by their respective duly authorized agents, as of the date and year first set forth above.

LANDLORD:

UP 45/75 SIDNEY STREET, LLC,
a Delaware limited liability company

By:	FC HCN University Park, LLC,
a Delaware limited liability company
Its Sole Member

	By:	Forest City University Park, LLC,
a Delaware limited liability company
Its Managing Member

		By:	/s/ Michael Farley
		Name:	Michael Farley
		Title:	Vice President

TENANT:

VOYAGER THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Steven M. Paul
Name:	Steven M. Paul
Title:	President and CEO